                                                                   EXHIBIT 10.28



                            SHAREHOLDERS' AGREEMENT

                                WITH RESPECT TO

                                   SHARES OF

                          CHAPALA COMMUNICATIONS, INC.

                                    OWNED BY

                             MIXBAAL, S.A. DE C.V.

                                      AND

                       DIGITAL TRANSMISSION SYSTEMS, INC.

                          Dated as of February 5, 1999

                               TABLE OF CONTENTS

ARTICLE 1:
----------

     BACKGROUND AND APPLICABILITY ............................................ 1
     1.1   Background ........................................................ 1
     1.2   Applicability ..................................................... 1
     1.3   Rights of a Shareholder to Maintain Percentage Interest in the
             Company ......................................................... 1
     1.4   Warrant Issued to Sirrom Capital Corporation ...................... 1


ARTICLE 2:
----------

     RESTRICTIONS ON SHARE TRANSFERS: RIGHT OF REFUSAL ....................... 2
     2.1   Restrictions on Share Transfer .................................... 2
     2.2   Right of Refusal .................................................. 2
           (a)   Notice of Intended Transfer; Option to Purchase ............. 2
           (b)   Company's Notice of Election to Purchase .................... 3
           (c)   Assignment of Company's Rights .............................. 3
           (d)   Notice of Shareholder's Election to Purchase ................ 3
           (e)   Purchase and Sale ........................................... 4
     2.3   Permitted Transfer by the Proposed Transferor ..................... 4
     2.4   Purchase Price .................................................... 5
     2.5   Price ............................................................. 5
           (a)   General ..................................................... 5
           (b)   Purchase Price Per Share .................................... 5
           (c)   Alternative - Appraisal ..................................... 6
     2.6   Waiver ............................................................ 6
     2.7   Exception to Right of First Refusal ............................... 6


ARTICLE 3:
----------

     REPRESENTATION ON THE BOARD OF DIRECTORS ................................ 6
     3.1   Number of Directors; Bylaws ....................................... 6
     3.2   Election of Directors ............................................. 7
     3.3   Shareholders' Obligations; Covenant to Vote ....................... 7
     3.4   Company's Obligations ............................................. 7
           (a)   Stock Issuances, Etc. ....................................... 7
           (b)   Stock Redemptions, Etc. ..................................... 7
           (c)   Articles and Bylaws ......................................... 7
           (d)   Dissolutions, Etc. .......................................... 7
           (e)   Dividends, Etc. ............................................. 7
           (f)   Mergers ..................................................... 7
           (g)   Asset Sales ................................................. 8
           (h)   Certain Investments ......................................... 8
           (i)   Certain Liabilities ......................................... 8
           (j)   Compensation ................................................ 8
           (k)   Authority to Enter Contracts ................................ 8


                                      (i)
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
ARTICLE 4:
----------

     CERTAIN AGREEMENTS INVOLVING THE COMPANY'S SALE........................ 8
     4.1   Go-Along Obligations............................................. 8
     4.2   Take-Along Rights................................................ 9
     4.3   Registration Rights.............................................. 9


ARTICLE 5:
----------

     GENERAL PROVISIONS..................................................... 9
     5.1   No Recognition of Transfers Not Made in Accordance with this
           Agreement........................................................ 9
     5.2   Successors and Assigns........................................... 9
           (a)   As to Shares............................................... 9
           (b)   As to Parties.............................................. 9
           (c)   Definition of Shareholder.................................. 9
           (d)   Joint Action Required......................................10
     5.3   Prohibitions Against Distributions; Exercise of Option or Right
           of the Company...................................................10
     5.4   Specific Performance.............................................10
     5.5   Liabilities......................................................11


ARTICLE 6:
----------

     LEGEND ON SHARE CERTIFICATES...........................................11
     6.1   Legend on Share Certificates.....................................11
     6.2   Modification.....................................................11


ARTICLE 7:
----------

     TERMINATION............................................................11
     7.1   General..........................................................11
     7.2   Other Termination Events.........................................11


ARTICLE 8:
----------

     MISCELLANEOUS..........................................................12
     8.1   Good Faith Efforts; Further Assurances; Cooperation..............12
     8.2   No Partnership Created...........................................12
     8.3   Other Restrictions...............................................12
     8.4   Notices..........................................................12
     8.5   Time is of the Essence; Computation of Time......................13
     8.6   Certain Definitions..............................................13
     8.7   Rules of Construction............................................14
     8.8   Severability.....................................................14
     8.9   Remedies Cumulative..............................................14
     8.10  Integration; Amendment; Waiver...................................14
     8.11  Controlling Law..................................................15
     8.12  Counterparts.....................................................15


                                     * * *



                                      (ii)

     THIS IS A SHAREHOLDERS AGREEMENT by and among Digital Transmission Systems, Inc., a Delaware corporation, ("DTS"), Mixbaal, S.A. de C.V., a Mexican corporation ("Mixbaal") (DTS and Mixbaal being sometimes each referred to individually as a "Shareholder" and collectively as the "Shareholders"), and Chapala Communications, Inc. a Georgia corporation (the "Company"), dated as of February 5, 1999, and by which such parties, for the reasons specified in
Section 1.1 and the mutual promises contained in this Agreement (the mutuality, adequacy and sufficiency of which are hereby acknowledged), agree as follows:

                                   ARTICLE 1:
                          BACKGROUND AND APPLICABILITY

     1.1 Background. Currently Mixbaal and DTS are the Company's only shareholders, each currently owning the following number and percentage (calculated on a fully diluted basis) of the Company's issued and outstanding capital stock, including the Company's $.001 par value common shares and $.001 par value preferred shares:

Mixbaal:  4,128,205      common shares       80.5 percent (80.5%)
                0        preferred shares

DTS:            0        common shares       19.5 percent (19.5%)
          1,000,000      preferred shares

Mixbaal, DTS and the Company consider it to be in their respective best interests to set forth in writing certain agreements with respect to the Company shares that each of Mixbaal and DTS own in order to assure harmony and continuity in the Company's management and for their mutual benefit and protection.

     1.2 Applicability. This Agreement applies to: (a) all of the Company capital stock owned by a Shareholder at the time this Agreement is executed and delivered; and (b) all of the Company capital stock subsequently acquired for any reason and on any basis by a Shareholder (the capital stock described in the foregoing clauses (a) and (b) being referred to collectively as the "Shares").

     1.3 Rights of a Shareholder to Maintain Percentage Interest in the Company. Except as set forth in Section 1.4 below, the Company shall not issue any shares of its capital stock that would result in a reduction of any Shareholder's aggregate equity interest in the Company, computed on a fully diluted basis, unless the Company has first provided such Shareholder with a reasonable opportunity (which opportunity shall include a period of no less than sixty (60) days in which such Shareholder can exercise its rights) to purchase additional Company stock on terms and conditions no less favorable to such Shareholder than those of the issuance giving rise to this right.

     1.4     Warrant Issued to Sirrom Capital Corporation.

             (a) Notwithstanding any provision in this Agreement to the contrary, in the event Sirrom Capital Corporation ("Sirrom") exercises its Warrant dated of even date herewith (the "Sirrom Warrant") to purchase shares of the Company's Common Stock (the "Sirrom Warrant

Warrant Shares, DTS shall give back to the Company such number of shares of Common Stock used by it at no cost to the Company (or Preferred Stock, if not yet converted into Common Stock) in that DTS will own an aggregate of 9.0% of the Company's capital stock, on a fully-diluted basis, following such exercise. In the event Sirrom exercises its put right contained in the Sirrom Warrant (the "Put"), the Company shall purchase the Warrant in accordance with the Warrant and DTS, without any further action required by the Company, shall either (i) give back to the Company such number of shares of Common Stock (or Preferred Stock, if not yet converted into Common Stock) owned by it, at no cost to the Company, so that DTS will own an aggregate of 9.0% of the Company's capital stock, on a fully diluted basis, following such exercise or (ii) pay to the Company the Put Price (as defined in the Sirrom Warrant.

         (b) The terms and provisions of this Agreement shall be subordinate to the rights of Sirrom granted pursuant to Loan Agreement executed of even date herewith between Sirrom and the Company.


                                   ARTICLE 2:
               RESTRICTIONS ON SHARE TRANSFERS: RIGHT OF REFUSAL


         2.1 Restrictions on Share Transfer. No Shareholder may transfer any or all of his or its Shares, or any interest in them, except in accordance with this Article 2. Nothing in this Article 2 grants any person the right to have his or its Shares redeemed; and without limiting the foregoing, the procedures contemplated by this Article 2 cannot be initiated by an offer to the Company.

         2.2 Right of Refusal. If a Shareholder (a "Proposed Transferor") desires to transfer any or all of his Shares, or any interest in them:

                 (a) Notice of Intended Transfer; Option to Purchase. The Proposed Transferor shall first give notice of such desire contemporaneously to the Company and the other Shareholders (the "Notice of Intended Transfer"). The Company shall promptly notify the other Shareholders of the date of its receipt of the Notice of Intended Transfer. The Notice of Intended Transfer will not be effective unless it is accompanied by:

                         (i) a copy of a written offer to the Proposed Transferor or if an offer is not involved, as in the case of a gift, a complete description of the proposed transfer (a written offer or complete description, as appropriate, being a condition of any transfer of the Shares); provided, however, that if the proposed transfer (either singly or as part of a series of transfers) involves one percent (1%) or more of the Company's issued and outstanding stock, then the terms of the proposed transfer must include an offer by the transferee to purchase all of the Shares of the other Shareholders on terms and conditions no less favorable than those applicable to the purchase of the Shares of the Proposed Transferor (including payments or other benefits under ancillary agreements or arrangements).

                         (ii) to the extent not specified in the written offer or general description, the name and address of the proposed transferee, the number of Shares affected by the

                  (ii) to the extent not specified in the written offer or general description, the name and address of the proposed transferee, the number of Shares affected by the proposed transfer, and the terms and conditions of the proposed transfer (including, if applicable, the per share price);

                  (iii) a signed statement of the Proposed Transferor and the proposed transferee that the proposed transfer is a bona fide transaction (a bona fide transaction being a condition to the rights of the Proposed Transferor under this Article 2); and

                  (iv) a signed agreement of the proposed transferee in favor of the Company and the other Shareholders providing that he, and the Shares transferred to him, shall be bound by this Agreement.

The Company shall have the right to purchase any or all of the Shares specified in the Notice of Intended Transfer, and the other Shareholders shall have the right to purchase, in proportion to their respective stock ownership (regardless of the class of stock owned by any Shareholder), any or all of the Shares specified in the Notice of Intended Transfer that the Company does not elect to purchase, each at the price and on the terms specified in Section 2.4 and as otherwise provided in this Article 2. Neither the foregoing nor any other provision of this Agreement permits a Shareholder to compel the Company to offer to purchase his Shares pursuant to the foregoing solely by reason of such Shareholder's offer to sell his Shares to the Company.

             (b) Company's Notice of Election to Purchase. The Company's election to purchase shall be exercised by giving notice (a "Company's Notice of Election to Purchase") of such election to the Proposed Transferor and the other Shareholders within 30 days following the Company's receipt of the Notice of Intended Transfer, and the Company's Notice of Election to Purchase shall specify the number of Shares covered by the Notice of Intended Transfer that the Company elects to purchase.

             (c) Assignment of Company's Rights. The Company may assign all or any part of its rights under this Article 2 to any person at any time during the first ten (10) days of such 30-day period. In such event the assignee shall have such assigned rights of the Company under this Article 2 (such assignment relieving the Company as the primary obligor, but not extending the time periods, under this Article 2), and all references to the Company in this Article 2 shall thereafter be deemed references to the Company or such assignee or some combination of them, as appropriate. Notice of any such assignment shall be given to the Proposed Transferor and the other Shareholders.

             (d) Notice of Shareholder's Election to Purchase. If within 30 days following the receipt of the Notice of Intended Transfer, the Company does not elect to purchase all of the Shares covered by the Notice of Intended Transfer, then within 45 days of the Company's receipt of the Notice of Intended Transfer, the other Shareholders may elect to purchase by giving notice (the "Other Shareholders' Notice of Election to Purchase") to the Proposed Transferor and the Company. The Other Shareholders' Notice of Election to Purchase shall specify the number of Shares covered by the Notice of Intended Transfer, but not covered by the Company's Notice of Election to Purchase, that each other Shareholder elects to purchase. The other Shareholders' election to purchase such Shares is on a pro rata basis (based on the respective stock ownership of the Shareholders but without regard for the class of shares held by each Shareholder), unless a Shareholder agrees with another Shareholder for such other Shareholder to purchase some or all of the other Shareholder's pro rata portion.

                (e) Purchase and Sale. The Proposed Transferor shall sell to the Company the Shares specified in the Company's Notice of Election to Purchase and shall sell to the other Shareholders the Shares specified in the Other Shareholders' Notice of Election to Purchase, but only if the Company or the other Shareholders or some combination of them have elected to purchase all of the Shares specified in the Notice of Intended Transfer on the terms and conditions set forth in Section 2.2(a). Any purchase and sale of Shares by the Company, the other Shareholders, or any combination of them pursuant to this
Article 2 shall be at the price specified in Section 2.4 and shall be closed on or before 75 days after the Company's receipt of the Notice of Intended Transfer. The Company, if it is purchasing Shares, shall select the date, time and place of closing in the Atlanta, Georgia metropolitan area (at which closing, any purchase of Shares by the other Shareholders will take place) and shall give the Proposed Transferor and the other Shareholders notice of such date, time and place at least 10 days prior to closing. If the Company fails to make such election (or is not purchasing Shares), then the other Shareholders shall make such selection and give notice of such date, time and place to the Company and the Proposed Transferor, as appropriate, at least 5 days prior to closing.

         2.3 Permitted Transfer by the Proposed Transferor. During the 60-day period (the "Sixty-day Period") beginning on the earliest to occur of the following:

                     (i) the date the Proposed Transferor receives from the Company and the other Shareholders waivers of their rights to purchase under Section 2.2 with respect to the proposed transfer; or

                     (ii) the expiration of 60 days after the Notice of Intended Transfer has been received by the Company without the Company, the other Shareholders or some combination of them having, within that time, elected to purchase all of the Shares specified in the Notice of Intended Transfer; or

                     (iii) the expiration of the time prescribed for closing in this Article 2 if the Company, the other Shareholders, or some combination of them have not purchased the Shares specified in the Notices of Election to Purchase, the Proposed Transferor may transfer the Shares specified in the Notice of Intended Transfer, but only to the prospective transferee named in such notice and only in strict compliance with the general terms stated in it. Any attempted transfer after the Sixty-day Period or not otherwise in accordance with the preceding sentence or other provisions of this Agreement shall be void ab initio and of no force and effect whatsoever, unless the Proposed Transferor shall first have again complied with this Article 2. Upon such transfer of the Shares, or any interest in them, to any transferee, such Shares shall continue to be subject to this Agreement, and no transferee may transfer any or all of such Shares, or any interest in them, except in accordance with this Agreement. Notwithstanding anything to the contrary contained in this Section 2.3, no Shareholder shall be permitted to transfer any of its shares to a prospective transferee if such transferee is a competitor of the Company unless such proposed transfer is agreed upon by unanimous consent of the Company's Shareholders.

     2.4 Purchase Price. The purchase price per Share shall be the price per Share stated in the Notice of Intended Transfer, provided, however, that if the proposed transfer does not involve a purchase (or another transaction) in which the price is determined in good faith in arm's length negotiations with an independent third party, then the purchase price shall be determined in accordance with Section 2.5 below. The purchase price shall be payable on terms no less favorable to the Proposed Transferor than those set forth in the Notice of Intended Transfer, except that if the purchase price is determined pursuant to Section 2.5, it shall be payable as provided in that Section and the references in such Section to the Affected Shareholder shall be references to the Proposed Transferor.

     2.5      Price.

         (a) General. The purchase price for the Affected Shareholder's Shares purchased pursuant to this Section 2.5 shall be the product of (i) the number of Shares to be purchased from the Affected Shareholder and (ii) the price per share determined pursuant to Subsections (b) or (c) below, as appropriate.

         (b) Purchase Price Per Share. The purchase price per share of the Shares shall be the Company's book value (as defined below) on the last day of its fiscal year ended immediately prior to the event giving rise to the purchase and sale obligation under this Agreement (or such later date on which an audit of the Company's financial statements has been performed by the Company's independent auditors at the request of a Shareholder in connection with the proposed sale, and such audit shall be solely at the Shareholder's expense) divided by the number of shares of common stock of the Company on a fully-diluted basis outstanding on such date. Book value is the Company's book value reflected on its financial statements, adjusted as follows:

         (i) Add the excess of accumulated depreciation on depreciable property over the amount of depreciation that would have been accumulated on such property had the straight line method been used and add or deduct, as appropriate, the federal and state income tax effects of such adjustment to shareholders' equity on such financial statements;

         (ii) Deduct the excess of life insurance proceeds paid to the Company by reason of the death of any shareholder reflected in such shareholders' equity over the cash surrender value, if any, of such life insurance at the next preceding year end;

         (iii)  Deduct any goodwill reflected on such financial statements; and

         (iv) Add the value of any consideration received by the Company for shares issued between the end of the most recent fiscal year and the date of the event giving rise to the purchase and sale obligation under this Agreement and subtract the fair value, as determined on the date of payment, of any consideration paid for shares purchased or redeemed by the

     Company between the end of the most recent fiscal year and the date of the event giving rise to the purchase and sale obligation under this Agreement.

Except as provided in subsection (c) below, the computation of purchase price per share on the basis described above shall be made by the Company's regularly employed accountants or accounting firm and shall be binding and conclusive upon the parties.

            (c) Alternative--Appraisal. Either the Company or the Affected Shareholder may, by notice to the other (including any assignee of the Company) until the last ten (10) days of the 180-day period, give notice of objection to the determination of the purchase price pursuant to Section 2.5(b) above (the "Objection Notice") and demand that the purchase price be determined by appraisal. Such Objection Notice shall designate an appraiser. Within 30 days after the receipt of such Objection Notice, the recipient may object to the appraiser designated in the Objection Notice and designate another appraiser, and failure to designate an appraiser within the time specified shall constitute acceptance by the recipient of the appraiser designated in the Objection Notice. If the Company or its assignee, or some combination of them, as appropriate, or the Other Shareholders designate an appraiser, then the appraiser so designated and the appraiser designated by the Affected Shareholder or his personal representative shall select a third appraiser. The appraiser or appraisers, as the case may be, shall determine the purchase price of the Shares to be purchased and sold in accordance with this Article 2, and its (or their) decision shall be binding and conclusive upon the parties. The Company shall pay the appraisal costs, except that if the purchase price resulting from the appraisal is not at least ten percent (10%) higher than the price established pursuant to subsection (b) above, then the person requesting the appraisal shall pay all of the appraisal costs.

        2.6 Waiver. Any or all of the restrictions of this Article 2 may be waived from time to time by the Shareholders, including permitting a pledge agreement that provides that the pledgee may sell the pledged shares free from any of the restrictions of this Agreement and that a purchaser pursuant to a sale in accordance with such a pledge agreement shall not hold such shares subject to this Agreement. Such waiver may be on such terms and conditions as the waiving Shareholders determine.

        2.7 Exception to Right of First Refusal. Notwithstanding any provision contained in this Agreement to the contrary, the parties hereby agree that Sirrom, upon becoming a party to this Agreement, shall have the right to sell any or all of its shares of the Company's Common Stock to DTS, Mixbaal or the Company for a purchase price determined by the parties to such sale transaction.

                                   ARTICLE 3:
                   REPRESENTATION ON THE BOARD OF DIRECTORS

        3.1 Number of Directors; Bylaws. The Company's Board of Directors shall at all times during the term of this Agreement consist of at least three
(3) members, and the Company's bylaws shall so provide.

        3.2 Election of Directors. DTS shall designate one (1) director which shall be approved by Mixbaal S.A. de C.V. and shall have the right to remove and fill any vacancy with respect to such director. Mixbaal shall, in the aggregate, designate the remaining members of the board of directors and shall have the right to remove and fill vacancies with respect to such directors.

        3.3 Shareholders' Obligations; Covenant to Vote. Each Shareholder shall take, or cause the directors designated by it or him to take, such actions as may be necessary or appropriate to effect the election and removal as a director of the persons designated by the other Shareholders, all in accordance with this Article 3. Without limiting the foregoing, each Shareholder (a) shall use its or his best efforts to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of the Company shareholders and to vote all Shares owned or held of record by such Shareholder at any such annual or special meeting in a manner appropriate to effect this Article 3 and (b) shall sign any written consent in lieu of a meeting that effects this Article 3.

        3.4 Company's Obligations. The Company shall take all actions within its power so that the Shareholders can effect the foregoing agreements.

        3.5 Certain Corporate Actions. In addition to any requirements of the Company's articles of incorporation, bylaws or applicable law, the following require the affirmative vote of eighty-five percent (85%) of the Shares:

                (a) Stock Issuances, Etc. Any issuance, grant, pledge, conveyance or other disposition or encumbrance of the Company's capital stock, or warrants, options or other rights to acquire such stock (including securities convertible into such stock).

                (b) Stock Redemptions, Etc. Any purchase, redemption or other acquisition or retirement by the Company of any of the then outstanding shares of its capital stock.

                (c) Articles and Bylaws. Any amendment to, modification of or repeal of any provision of the Company's articles of incorporation or bylaws.

                (d) Dissolutions, Etc. The dissolution of the Company; the adoption of a plan of liquidation of the Company; any motion by the Company to commence any suit, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors.

                (e) Dividends, Etc. Any declaration of any dividend or other distribution by the Company of any of its cash, stock or other assets with respect to the Company's capital stock.

                (f) Mergers. Any merger or consolidation involving the Company.

              (g) Asset Sales. Any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all, or a substantial part, of the Company's assets.

              (h) Certain Investments. Any purchase, lease, exchange or other acquisition of assets (including securities) by the Company, in a single transaction or a series of related transactions, if such assets constitute or would constitute substantial assets, except purchases of inventories, supplies and equipment made in the ordinary and usual course of business. For purposes of subsection (g) above and this subsection (h), the term "substantial assets" means the greater of (i) $100,000 or (ii) assets having an estimated fair market value equal to one-half of the assets of the Company as shown on the Company's latest quarterly financial statements.

              (i) Certain Liabilities. The Company's incurrence (or the agreement to do so) of any indebtedness for borrowed money (other than trade payables in the ordinary course and other than pursuant to agreements in effect on or as of the date of this Agreement), reimbursement agreement or guaranty if the value of the liability represented thereby exceeds the greater of (i) $100,000 or (ii) one-half of the estimated fair market value of the assets of the Company as shown on the Company's latest quarterly financial statements.

              (j) Compensation. The compensation of management and senior level executives of the Company that exceeds by at least 10% the compensation guidelines set forth in the American Electronics Handbook.

              (k) Authority to Enter Contracts. The approval of any contracts, including any subcontracts, to be entered into by the Company with consideration, either to be paid by or to be paid to the Company, in excess of the greater of (i) $100,000 or (ii) one-half of the estimated fair market value of the assets of the Company as shown on the Company's latest quarterly financial statements.

                                   ARTICLE 4:
                CERTAIN AGREEMENTS INVOLVING THE COMPANY'S SALE

         4.1 Go-Along Obligations. If the Board of Directors of the Company and the Company shareholders having a majority interest determine that it is in the best interests of the Company shareholders to sell (with "sell" for these purposes including taxable and non-taxable transactions of whatever form) all or substantially all of their Company shares to a certain person, otherwise directly or indirectly consolidate or merge the Company with another person or engage in any other transaction having a similar result or effect (whether by transfer of assets or otherwise), then the Shareholders shall: (a) sell or exchange the Shares or otherwise participate in such transaction on terms and conditions no less favorable to such Shareholders than the terms and conditions applicable to other Company shares of the same class and/or series as the Shares and not dissent therefrom; and (b) amend or cancel the restrictions of this Agreement in a manner to permit such sale, exchange or participation.

         4.2 Take-Along Rights. The Company will not engage in any transaction by which it directly or indirectly consolidates or merges with another person or engages in any other transaction having a similar result or effect (whether by transfer or assets or otherwise) and no Shareholder shall sell (with "sell" for these purposes including taxable and non-taxable transactions in whatever form) all or substantially all of his Shares unless, as appropriate, either the Company obtains an agreement from the person into which the Company is consolidating, merging or otherwise combining or engaging in such other transaction, or such Shareholder proposing to sell obtains an agreement from the person who is acquiring such shares of such Shareholder proposing to sell, that obligates such person to permit the other Shareholders to participate in such transactions or to acquire the Shares of the other Shareholders on terms and conditions no less favorable to the other Shareholders than the terms and conditions applicable to other shares of the Company of the same class and/or series as the Shares. The parties shall amend or cancel the restrictions of this Agreement in a manner to permit such sale, exchange or participation.

         4.3 Registration Rights. In the event the Company undertakes a public offering of its capital stock, the Shareholders shall have the right to sell their shares in such offering notwithstanding any other provisions in the Agreement to the contrary.

                                   ARTICLE 4:
                               GENERAL PROVISIONS

         5.1 No Recognition of Transfers Not Made in Accordance with this Agreement. The Company shall not at any time permit any transfer to be made on its books or records of Shares, and shall refuse to recognize any claims of ownership of any purported transferee of such Shares, that is not made in accordance with this Agreement.

         5.2     Successors and Assigns.

         (a) As to Shares. Shares, or any interest in them, transferred to any person shall continue to be subject to this Agreement without any requirement that a transferee execute this Agreement or otherwise consent to its imposition on him and/or his Shares.

         (b) As to Parties. This Agreement (i) is binding upon the parties and their respective legal representatives, heirs, devisees, legatees, beneficiaries and successors and assigns and (ii) inures to the benefit of the parties and their respective permitted legal representatives, heirs, devisees, legatees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person whatsoever), if any.

         (c) Definition of Shareholder. Each transferee of any Shares is considered a Shareholder under this Agreement. If a successor or assign is already a Shareholder, he is not considered a separate Shareholder for purposes of this Agreement. Any reference to a Shareholder means each or all of the Shareholders, each permitted successor and assign of such a Shareholder, and when appropriate to effect the binding nature of this Agreement for the benefit of another Shareholder or the Company, any other successor or assign.

             (d) Joint Action Required. If there is more than one successor and assign to Shares of a person who originally executed and delivered this Agreement as a Shareholder, then the successors and assigns (and if he is still a shareholder, the Shareholder) must act jointly as a single person in exercising their rights as successors and assigns of a Shareholder (resolving disputes among them by a majority in interest as to the Shares they own).

         5.3 Prohibitions Against Distributions; Exercise of Option or Right of the Company. If the Company may not lawfully purchase Shares of a Shareholder as provided in this Agreement (whether pursuant to the Georgia Business Corporation Act or otherwise), then the Shareholder whose shares are being purchased (or his personal representative) and the other Shareholders shall (to the extent practicable)(a) promptly take any and all necessary measures to vote their respective holdings of the Company shares in favor of any motion presented at any meeting of the Company's shareholders (or to execute a unanimous written consent of shareholder) for the purpose of (i) reducing the Company's stated capital, permitting the Company to purchase its shares out of capital surplus or taking such other legally permissible corporate actions as may be necessary or appropriate in order to eliminate or reduce the effect of any limitation upon the Company's ability to purchase such Shares and (ii) authorizing all other actions necessary or appropriate to enable the Company to satisfy such obligations and effect the contemplated transactions and (b) cause the members of the Board of Directors designated by such Shareholder to take any necessary or appropriate related actions. If the Company is to take certain actions or is given certain options or rights under this Agreement and the Shareholders are the Company's only shareholders, then the Shareholder whose Shares are not subject to being purchased or to such option or right shall have the right (as director, officer, shareholder or otherwise) to determine whether or not the Company will take such actions or exercise such option or right and shall have the sole right to take such action as an act of the Company, notwithstanding any provision to the contrary contained in the Company's articles of incorporation or bylaws. If at the time the Company is to take such actions or is given such an option or right the Shareholders are not the Company's only shareholders, then the Shareholder whose Shares are not subject to being purchased or to such option or right shall have all of the rights of the Shareholder whose Shares are being purchased (as director, officer, shareholder or otherwise) to determine whether or not the Company will take such actions or exercise such option or right, notwithstanding any provision to the contrary contained in the Company's articles of incorporation or the bylaws. The Shareholder whose Shares are subject to such rights or options shall cooperate in every reasonable respect with the taking of such actions or the exercise of such options or rights.

         5.4 Specific Performance. The parties hereby acknowledge that it is impossible to measure in money the damages that will accrue to a party by reason of the failure or refusal of any other party to perform any of the obligations under this Agreement. Because the parties agree that the obligations under this Agreement are of a special, unique and extraordinary character and that the remedy at law for any breach of any such obligation will be inadequate, a party injured by the breach of any such obligation shall be entitled, in addition to all remedies otherwise available at law or in equity, to institute an action or proceeding to enforce specifically the provisions of this Agreement, and the party against whom such action is brought agrees not to urge in such action or proceeding the claim or defense that a remedy at law exists.

         5.5 Liabilities. If the Company or any Shareholder obtains from a Shareholder all of his Shares pursuant to this Agreement, then the acquiror shall in good faith undertake to obtain the release of such Shareholder from all contingent liabilities incurred in connection with the Company's business, including liabilities of such Shareholder as guarantor of, or surety upon, the Company's obligations.

                                   ARTICLE 6:
                          LEGEND ON SHARE CERTIFICATES

         6.1 Legend on Share Certificates. All share certificates representing the Shares shall have written on their face or back a legend in substantially the following form as long as Articles 2 through 5 are in effect:

         Certain rights, obligations and restrictions are imposed on the shares represented by this certificate by an agreement by and among Mixbaal, S.A. de C.V., Digital Transmission Systems, Inc. and Chapala Communications, Inc. and any amendments to it, copies of which are in the records of Chapala Communications, Inc. The transfer, encumbrance or other disposition of such shares in contravention of such agreement is void. Any transferee of such shares shall be bound by such agreement and any amendments.

         6.2 Modification. It is intended that the foregoing legend conform to the provisions of the Uniform Commercial Act of Georgia and the Georgia Business Corporation Act, and such legend shall be modified from time to time to conform to any amendments to applicable sections of such Uniform Commercial Act or the Georgia Business Corporation Act or to this Agreement.

                                   ARTICLE 7:
                                  TERMINATION

         7.1 General. The restrictions and obligations in Articles 2 through 6 shall terminate upon the occurrence of either of the following events:

                 (a) The voluntary agreement to terminate of all persons who are then bound by this Agreement.

                 (b) If 100% of the issued and outstanding Shares are owned by one person.

                 (c) If the Company consummates a public offering of its capital stock.


         7.2 Other Termination Events. Notwithstanding the foregoing: (a) the provisions of this Agreement as to the voting of Shares shall expire on the twentieth (20th) anniversary of the date of this Agreement; and (b) if this Agreement is not sooner terminated, the other provisions of this Agreement shall terminate on December 31, 2038. The parties express their intention, and to the extent permitted by applicable law agree, to renew the aspects of this Agreement relating to voting on or before the twentieth (20th) anniversary of this Agreement. The termination of restrictions and obligations in Articles 2 through 6 shall not affect rights perfected or obligations incurred under this Agreement prior to such termination. Upon such termination, each Shareholder shall surrender to the Company the share certificates representing his Shares, and the Company shall issue to each of them new share certificates for an equal number of shares without the legend set forth in Section 7.1.

                                   ARTICLE 8:
                                 MISCELLANEOUS

         8.1 Good Faith Efforts; Further Assurances; Cooperation. The parties shall in good faith undertake to perform their agreements in this Agreement and cause the purposes of this Agreement to be accomplished promptly in accordance with the terms hereof. Each party shall do such things as may be reasonably requested by the other party in order more effectively to accomplish the purposes of this Agreement. The parties shall cooperate with each other and their respective counsel and other designees in connection with any steps required to be taken as part of their rights and obligations under this Agreement.

         8.2 No Partnership Created. The parties do not intend to create by this Agreement a partnership or a partnership relationship among them, and it is expressly agreed by the parties: (a) that no such partnership, partnership arrangement or other agency relationship is, or shall be deemed to have been, created by this Agreement; and (b) that except as expressly set forth in this Agreement, no party by reason of this Agreement (i) has the power or authority to bind any other party contractually or otherwise or (ii) is responsible or liable for the actions or omissions of any other party, whether acting pursuant to this Agreement or otherwise.

         8.3 Other Restrictions. The provisions of this Agreement shall be in addition to and not in lieu of any and all restrictions on the transfer of Company common stock that arise from applicable laws and any other restrictions on transfers agreed to by or among the parties.

         8.4     Notices. Each notice, communication and delivery under this
Agreement: (a) shall be made in writing and signed by the party giving it; (b) unless delivered in person, shall be given at the address specified below, with copies as specified below; (c) shall specify the section of this Agreement pursuant to which given; (d) shall be deemed to be given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier, on the date of telephonic confirmation of receipt, or (iii) if mailed first class, by registered or certified mail, return receipt requested (with postage and other fees prepaid), on the date mailed; and (e) shall be deemed received (i) if delivered in person, on the date of personal delivery, (ii) if telecopied, on the first (1st) business day after transmitted (if the party giving the notice, or its employee or agent, has no reason to believe that the transmission was not made or received), or (iii) if so mailed, on the third business day after mailing. The addresses are as follows:

If to Mixbaal, to:

Mixbaal, S.A. de C.V.
Blvd. Jose Guadalupe Zuno No. 48-MIX
Los Belenes, Zapopan
Jalisco, MEXICO 45101
Telecopier No.: 52-3-656-3639
Confirmation No.: 52-3-656-6504

If to DTS, to:

Digital Transmission Systems, Inc.
3000 Northwoods Parkway, Bldg. 330
Norcross, Georgia 30071
Telecopier No: 770-798-1325
Confirmation No: 770-798-1300

If to the Company, to:

Mr. Juan Milton Garduno
President
Chapala Communications, Inc.
3000 Northwoods Parkway, Bldg. 330
Norcross, Georgia 30071
Telecopier No: 770-798-1325
Confirmation No: 770-798-1300

Such notice shall be given at such other address or to such other representative as a party may furnish pursuant to this Section 8.4 to the other parties. If notice is given pursuant to this Section 8.4 of a permitted successor or assign of a party, then notice shall thereafter be given as set forth above also to such successor or assign.

        8.5 Time is of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. If the last day for the exercise of any privilege or the discharge of any duty under this Agreement falls upon Saturday, Sunday or any public or legal holiday, whether federal or of a state in which the person having such privilege or duty resides or has its principal place of business, then the person having such privilege or duty has until 5:00 p.m. on the next succeeding regular business day to exercise such privilege or to discharge such duty.

        8.6 Certain Definitions. The parties agree that (whether or not capitalized or underlined): (a) "applicable law" means each provision of any constitution, statute, law, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted, promulgated or issued by any governmental authority, arbitrator or arbitration panel; (b)

"governmental authority" means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body or person; (c) "party", "parties", and variations of such terms mean each or all, as appropriate, of the persons who have executed and delivered this Agreement, each permitted successor or assign of such a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of such a party; (d) "person" means any individual, sole proprietorship, partnership, corporation, joint venture, limited liability company, estate, trust, unincorporated organization, association, institution, or other entity or governmental authority; (e) "this Agreement" includes any amendments or other modifications and supplements, and all exhibits, schedules and other attachments, to it; and (f) "transfer" and variations of it means (i) any sale, assignment, conveyance, exchange, pledge, hypothecation, gift, disposition or other parting with any indicia or aspect of title, ownership or possession (including voting rights), whether for consideration or gratuitously, voluntarily, involuntarily or otherwise, of,in or to any or all of the Shares or any interest in them and/or (ii) any granting, whether for consideration or gratuitously, voluntarily, involuntarily or otherwise, of a security interest in any or all of the Shares or any interest in them.

         8.8 Rules of Construction. The parties agree that: (a) "including" and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations; (b) when "Section," "Subsection" or "Exhibit" is capitalized in this Agreement, such term refers to such item in or attached to this Agreement; (c) titles and captions of or in this Agreement and the cover sheet and table of contents of this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions; (d) whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders; (e) each exhibit and schedule referred to in this Agreement and each attachment to any of them or to this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it; and (f) acknowledging that the parties have participated jointly in the negotiation and drafting of this Agreement, if an ambiguity or question of intent or interpretation arises as to any aspect of this Agreement, then it shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring any party by virtue of the authorship of any provision of this Agreement.

         8.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         8.9 Remedies Cumulative. The rights and remedies specified in any provision of this Agreement shall be in addition to all other rights and remedies a party may have under any other agreement or applicable law, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not such party elects to terminate this Agreement), and all such rights and remedies shall be cumulative.

         8.10 Integration; Amendment; Waiver. This Agreement and the other agreements contemplated by this Agreement: (a) supersede all prior negotiations, agreements and undertakings between the parties with respect to the subject matter; (b) constitute the entire agreement between the parties with respect to the subject matter; and (c) may not be altered or amended except in writing signed by the parties. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one of more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

     8.11 Controlling Law. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia.

     8.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts.

     DULY EXECUTED AND DELIVERED on February 5, 1999.
                                    -----------


The Shareholders:

                                              MIXBAAL, S.A. DE C.V.



                                                 By: JR. JUAN MILTON GARDINO
                                                     -----------------------
                                               Name:
                                                     -----------------------
                                              Title: President
                                                     -----------------------


                                              DIGITAL TRANSMISSION SYSTEMS, INC.



                                                 By: ANDRES C. SALAZAQ
                                                     -------------------------
                                               NAME: Andres C. Salazaq
                                                     -------------------------
                                              Title: Pres CEO
                                                     -------------------------


                                              CHAPALA COMMUNICATIONS, INC.



                                                 By: JG
                                                     -------------------------
                                               Name: Juan Milton Gardino
                                                     -------------------------
                                              Title: President
                                                     -------------------------


                                              *     *     *